[LOGO]

                                   GRACO INC.
                           4050 Olson Memorial Highway
                       Golden Valley, Minnesota 55422-2332

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholder:

     Please join us on Tuesday, May 2, 2000, at 1:00 p.m. for Graco's Annual Meeting of Shareholders at the Russell J. Gray Technical Center, which is located at the intersection of Ramsey Street and 11th Avenue N.E., Minneapolis, Minnesota.

     At this meeting, shareholders will consider the following matters:

     1. Election of four directors to serve for three-year terms.

     2. Adoption  of  an  amendment  to  the   Company's  Restated  Articles  of
Incorporation.

     3. Ratification of the selection of independent auditors for the current year.

     4. Transaction of such other business as may properly come before the meeting.

     Shareholders of record at the close of business on March 3, 2000, are entitled to vote at this meeting or any adjournment.

     We encourage you to join us and participate in the meeting. If you are unable to do so, you may either call our new toll-free telephone vote number, or mark and return the enclosed Proxy Card. Have your Proxy Card in front of you when you make your call as it contains important information which is required to access the system.

     If you do not call us, return your Proxy Card or vote your shares in person at the meeting, you will lose your right to vote on matters that are important to you as a shareholder. Accordingly, if you do not plan to attend the meeting, please call 1-800-240-6326 and vote your shares or execute and return the enclosed Proxy Card. This will not prevent you from voting in person if you decide to attend the meeting.

Sincerely,

/s/George Aristides                       /s/Robert M. Mattison
George Aristides                          Robert M. Mattison
Chief Executive Officer                   Secretary

March 30, 2000
Golden Valley, Minnesota

                             YOUR VOTE IS IMPORTANT

      We urge you to call our transfer agent any time toll-free at 1-800-240-6326 and vote your shares. Have your Proxy Card in front of you when you make your call as it contains important information, including a unique shareholder control number that is required to access the system. Follow the prompts in the automated menu. If you do not wish to take advantage of the telephone voting, please mark, date and sign the Proxy Card and return it in the accompanying envelope as soon as possible. If you attend the meeting, you may still revoke your proxy and vote in person if you wish.


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                                TABLE OF CONTENTS

                                                                            Page

          Election of Directors...........................................     2
            Nominees and Other Directors..................................     2
            Meetings and Committees of the Board of Directors.............     4
            Nomination of Directors.......................................     4
            Executive Compensation........................................     5
               Report of the Management Organization
                   and Compensation Committee.............................     5
               Comparative Stock Performance Graph........................     7
               Summary Compensation Table.................................     8
               Option Grants Table (Last Fiscal Year).....................     9
               Aggregated Option Exercises In Last Fiscal Year and
                   Fiscal Year-End Option Values..........................     9
               Change in Control and Termination Arrangements.............    10
               Retirement Arrangements....................................    10
               Directors' Fees............................................    11
               Certain Business Relationships.............................    11
            Beneficial Ownership of Shares................................    11
               Principal Shareholders.....................................    12
               Section 16 Reporting Compliance............................    13
          Adoption of an Amendment to the Restated
            Articles of Incorporation.....................................    14
          Ratification of Appointment of Independent Public Auditors......    15
          Other Matters...................................................    15
          Shareholder Proposals...........................................    15


      A copy of the 1999 Graco Inc. Annual Report on Form 10-K, including the Financial Statements and the Financial Statement Schedule, can be obtained free of charge by calling (612) 623-6659, requesting a copy from our web site at www.graco.com, or writing:

                                   Treasurer
                                   Graco Inc.
                                  P.O. Box 1441
                             Minneapolis, Minnesota
                                   55440-1441


         NOTE: New telephone voting number available - call 1-800-240-6326

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                                     [LOGO]

                                   GRACO INC.
                           4050 Olson Memorial Highway
                       Golden Valley, Minnesota 55422-2332


                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 2, 2000

   Your proxy, represented by the accompanying Proxy Card, is solicited by the Board of Directors of Graco Inc. ("Graco" or the "Company") in connection with the Annual Meeting of the Shareholders of the Company to be held on May 2, 2000, and any adjournments of that meeting.

   The costs of the solicitation, including the cost of preparing and mailing the Notice of Meeting and this Proxy Statement, will be paid by the Company. Solicitation will be primarily by mailing this Proxy Statement to all shareholders entitled to vote at the meeting. Proxies may be solicited by officers of the Company personally, but at no compensation in addition to their regular compensation as officers. The Company may reimburse brokers, banks and others holding shares in their names for third parties, for the cost of forwarding proxy material to, and obtaining proxies from, third parties. The Proxy Statement and accompanying Proxy Card will be first mailed to shareholders on or about March 30, 2000.

   Proxies may be revoked at any time prior to being voted by giving written notice of revocation to the Secretary of the Company. All properly executed proxies received by management will be voted in the manner set forth in this Proxy Statement or as otherwise specified by the shareholder giving the proxy.

   Shares voted as abstentions on any matter (or a "withhold vote for" as to directors) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting and as unvoted, although present and entitled to vote, for purposes of determining the approval of each matter as to which the shareholder has abstained. If a broker submits a proxy which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting, but will not be considered as present and entitled to vote with respect to such matters.

   Only shareholders of record as of the close of business on March 3, 2000, may vote at the meeting or at any adjournment. As of that date, there were issued and outstanding 20,437,712 common shares of the Company, the only class of securities entitled to vote at the meeting. Each share registered to a shareholder of record is entitled to one vote. Cumulative voting is not permitted.

                                   PROPOSAL 1

ELECTION OF DIRECTORS

NOMINEES AND OTHER DIRECTORS

   The number of directors of the Company is currently set at 10 members, one of whom is an executive officer of the Company. The directors are divided into three classes as equal in number as reasonably possible. Vacancies that occur during a term may be filled by a majority vote of the directors then in office, though less than a quorum, and directors so chosen hold office for a term expiring at the next Annual Meeting of Shareholders. Board policy states that no director may continue to serve on the Board after the last day of the month of his/her seventieth (70th) birthday.

   At the forthcoming Annual Meeting, four persons are to be elected to the Company's Board of Directors. The Board has nominated George Aristides, Ronald
O. Baukol, Robert G. Bohn, and William J. Carroll for three-year terms expiring in the year 2003. Two nominees, George Aristides and Ronald O. Baukol, have previously been elected as directors of the Company by the shareholders.

   Unless otherwise instructed not to vote for the election of directors, proxies will be voted to elect the nominees. A director candidate must receive the vote of a majority of the voting power of shares present in order to be elected. Unless the Board reduces the number of directors, the enclosed proxy will be voted to elect the replacement nominee designated by the Board in the event that a nominee is unable or unwilling to serve.

   The following information is given as of March 3, 2000 with respect to the nominees for election and the six directors whose terms of office will continue after the Annual Meeting. Except as noted below, each of the nominees and directors has held the same position, or another executive position with the same employer, for the past five years.

Nominees for election at this meeting to terms expiring in the year 2003:

George Aristides

   Mr. Aristides, 64, is Chief Executive Officer of the Company, a position he has held since January 3, 2000. From March 1, 1999 to December 29, 1999 he was Vice Chairman. From 1997 to February 28, 1999 he was Chief Executive Officer. From 1996 to 1997 he was President and Chief Executive Officer; from 1993 to 1996, he was President and Chief Operating Officer; from March to June 1993, he was Executive Vice President; and from 1985 to March 1993, he was Vice President, Manufacturing Operations and Controller. Mr. Aristides has been a director of Graco since 1993.

Ronald O. Baukol

   Mr. Baukol, 62, is Executive Vice President, International Operations, Minnesota Mining and Manufacturing Company ("3M"), a diversified manufacturer of industrial, commercial, consumer and health care products. Mr. Baukol has been a director of Graco since 1989 and is a director of 3M and The Toro Company.

Robert  G. Bohn

   Mr. Bohn, 46, is Chairman, President and Chief Executive Officer, Oshkosh Truck Corporation, Oshkosh, Wisconsin, a designer, manufacturer and marketer of a broad range of specialty commercial, fire and emergency apparatus and military trucks. Mr. Bohn has been a director of Graco since June 1999.

William J. Carroll

   Mr. Carroll, 55, is President-Automotive Systems Group, Dana Corporation, Toledo, Ohio, which is engaged in the engineering, manufacturing and distribution of components and systems for worldwide vehicular and industrial manufacturers. Mr. Carroll has been a director of Graco since June 1999.


Directors whose terms continue until 2001:

Dale R. Olseth

   Mr. Olseth, 69, is Chairman and Chief Executive Officer, SurModics, Inc. (formerly BSI Corporation), a biotechnical company specializing in the modification of material surfaces. Mr. Olseth has been a director of Graco since 1972 and is a director of The Toro Company. In accordance with Board policy, Mr. Olseth will retire from the Board on October 31, 2000.

Jerald L. Scott

   Mr. Scott, 58, is retired. Prior to November, 1998, Mr. Scott was Senior Vice President, Operations, H.B. Fuller Company, a worldwide manufacturer and marketer of adhesives, sealants, coatings, paints and other specialty chemical products. Mr. Scott has been a director of Graco since 1997.

William G. Van Dyke

   Mr. Van Dyke, 54, is Chairman, Chief Executive Officer and President, Donaldson Company, Inc., a diversified manufacturer of air and liquid filtration products. Mr. Van Dyke has been a director of Graco since 1995 and is a director of Donaldson Company, Inc.


Directors whose terms continue until 2002:

David A. Koch

   Mr. Koch, 69, is Chairman of the Board of the Company. He was Chairman and Chief Executive Officer from 1985 to 1996. Mr. Koch has been a director of Graco since 1962. He is also a director of ReliaStar Financial Corp. and SurModics, Inc. As an exception to Board policy, the Board of Directors has extended the mandatory retirement age for Mr. Koch, until May 31, 2001.

Lee R. Mitau

   Mr. Mitau, 51, is Executive Vice President-Corporate Development, General Counsel and Secretary of U.S. Bancorp (formerly First Bank System, Inc.), a regional bank holding company. U.S. Bank National Association provides Graco with cash management, loans and foreign exchange services. The trustee of the Graco Employee Retirement Plan is First Trust National Association. Both of these companies are subsidiaries of U.S. Bancorp. From 1983 to 1995, Mr. Mitau was a partner of Dorsey & Whitney LLP. Mr. Mitau has been a director of Graco since 1990 and is a director of H.B. Fuller Company. (See section entitled Certain Business Relationships on page 11.)

Martha A.M. Morfitt

   Ms. Morfitt, 42, is President, Chief Operating Officer and a director of CNS Inc., a manufacturer and marketer of consumer products, including the Breathe Right(R) nasal strip. From 1997 to 1998, she was Vice President, Meals, from 1994 to 1997, Vice President, Green Giant Brands, and from 1993 to 1994, Team Leader, Green Giant Shelf Stable Vegetables, The Pillsbury Company, a diversified marketer of packaged food products. Ms. Morfitt has been a director of Graco since 1995.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

   During 1999, the Board of Directors met 5 times. Attendance of the Company's directors at all Board and Committee meetings averaged 95 percent. During 1999, each director attended at least 50 percent of the aggregate number of meetings of the Board and of all committees of the Board on which he or she served.

   The Board of Directors has an Audit Committee, a Governance Committee, and a Management Organization and Compensation Committee. Membership as of March 3, 2000, the record date, was as follows:

                                                  Management
                                                  Organization
Audit                      Governance             And Compensation
--------------------       -------------------    ----------------------
W.G. Van Dyke, Chair       L. R. Mitau, Chair     M. A.M. Morfitt, Chair
R. O. Baukol               G. Aristides           L. R. Mitau
W. J. Carroll              D. A. Koch             D. R. Olseth
M. A.M. Morfitt            D. R. Olseth           J. L. Scott
J. L. Scott                                       W. G. Van Dyke

Audit Committee  (2 meetings in fiscal 1999)

   o Reviews  the  accounting,   control  and  legal  compliance   policies  and
     procedures of the Company.

Governance Committee  (5 meeting in fiscal 1999)

   o Evaluates policies related to Board membership and procedure;
   o Recommends to the Board the persons to serve as Chairman of the Board and as Chief Executive Officer;
   o Reviews  and  makes  recommendations  on  directors'  compensation;  and
   o Recommends to the Board of Directors nominees for the position of director.

Management Organization and Compensation Committee  (3 meetings in fiscal 1999)

   o Develops the Company's philosophy on executive  compensation;
   o Determines the compensation of the Company's executive officers;
   o Reviews and makes recommendations on management organization and succession plans; and
   o Administers the Company's executive stock option and incentive plans.

NOMINATION OF DIRECTORS

   Shareholders may nominate candidates for election to the Board of Directors who will be considered by the Board Governance Committee. Recommendations should be made in writing and addressed to the Committee in care of the Secretary of the Company at the Company's corporate headquarters. The By-laws provide that timely notice must be received by the Secretary not less than 90 days prior to the anniversary of the date of the Annual Meeting of Shareholders, the first Tuesday in May of each year. The nominations must set forth (i) the name, age, business and residential addresses and principal occupation or employment of each nominee proposed in such notice; (ii) the name and address of the shareholder giving the notice, as it appears in the Company's stock register;
(iii) the number of shares of capital stock of the Company which are beneficially owned by each such nominee and by such shareholder; and (iv) such other information concerning each such nominee as would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such nominee. Such notice must also include a signed consent of each such nominee to serve as a director of the Company, if elected.

EXECUTIVE COMPENSATION

Report of the Management Organization and Compensation Committee

Overview

   The Management Organization and Compensation Committee of the Board of Directors (hereafter called "the Committee"), composed of five independent nonemployee directors, is responsible for developing the Company's philosophy on executive compensation. Consistent with this philosophy, the Committee develops compensation programs for the Chief Executive Officer and each of the other executive officers of the Company. On an annual basis, the Committee determines the compensation to be paid to the Chief Executive Officer and other executive officers, based on the provisions of the compensation plans.

   Compensation plans which provide for grants or awards of Company stock to executive officers are approved by the Board of Directors and the shareholders of the Company. In 1993, the Internal Revenue Code ("the Code") was amended to include a deductibility limit for remuneration to certain executive officers [Section 162(m) of the Code]. Qualified performance-based compensation is not subject to this deductibility limit. In order to qualify grants of stock options and stock appreciation rights as performance-based compensation under Section 162(m), the Company's Long Term Stock Incentive Plan was amended to include an annual periodic per person aggregate limit of 300,000 shares of Company stock subject to award or grant. The Long Term Stock Incentive Plan meets the requirements of Section 162(m) in all respects.

   In order to qualify annual incentive awards to the Chief Executive Officer and other executive officers as performance-based compensation under Section 162(m), the Company prepared an Executive Officer Annual Incentive Bonus Plan that was approved by the shareholders at the Annual Meeting of the Company on May 4, 1999. The Executive Officer Annual Incentive Bonus Plan meets the requirements of Section 162(m) in all respects.

Executive Compensation Philosophy and Program

   It is the Company's philosophy to set its executive compensation structure at levels which are competitive with those of durable goods manufacturers of comparable size. These levels are determined by consulting a variety of independent third-party executive compensation surveys. Executive compensation is then delivered through:

o base salaries which recognize the experience and performance of individual executives;
o aggressive, performance-driven incentives which:
  - enhance shareholder value,
  - balance annual and long-term corporate objectives; and
  - provide meaningful amounts of Company stock; and
o competitive benefits.

   The specific components of the executive compensation program are described below:

   Base salary ranges are established by the Committee, using the fiftieth percentile salary and trend data for comparably-sized durable goods manufacturers, as published in a variety of independent third-party executive compensation surveys. The actual base salary of each officer, within the range, is determined by the executive's performance, which is evaluated annually by the Chief Executive Officer and reviewed and approved by the Committee. Both financial and management factors are considered in the evaluation.

   The Executive Officer Annual Incentive Bonus Plan (the "Executive Bonus Plan") was available in 1999 to the Chief Executive Officer and any other executive officer designated by the Committee. The Committee is authorized to establish financial growth targets for each participant directly and specifically tied to one or more financial measures. On or before the 90th day of the Company's fiscal year, the Committee identifies the participants, establishes the Targeted Bonus Maximum Percentages for each participant, and establishes the applicable Financial Measures and the Company Performance Target(s) for each Financial Measure, as these terms are defined in the Executive Bonus Plan. At the close of the fiscal year, the Committee certifies whether or not the Company Performance Target(s) have been attained.

   The Annual Bonus Plan covers key managers of the Company and executive officers who do not participate in the Executive Bonus Plan. The Annual Bonus Plan, available in 1999 to 14 executive officers and 36 other management employees, is structured to encourage growth in both sales and net earnings by the Company. The Plan determines individual awards for executive officers by measuring Company performance against corporate sales and net earnings growth targets established by the Committee in the first quarter of each year. Sales and net earnings targets for 1999 were established to exceed prior year results. In addition, the Chief Executive Officer has been given the authority to establish divisional and regional growth targets for the executive officers in charge of specific divisions and regions. Overall performance for the divisional and regional executives is measured against both divisional and corporate targets. Targets are set for minimum, midpoint and maximum payouts under the plan. In 1999, the Committee established a range of payouts as a percent of base salary for executive positions as follows:

                                 Minimum Payout           Maximum Payout
Position                         as a % of Base Salary    as a % of  Base Salary
--------------------------------------------------------------------------------
Chief Executive Officer                  0%                       80%
Vice President (Board-elected)           0%                       60%
Vice President (By appointment)          0%                       50%

The actual  Annual  Bonus  Plan award is  determined  by  evaluating  corporate, divisional and regional performance against the established financial objectives. For 1999, sales results led to an award that was 12.4 percent of the maximum payout. Corporate net earnings results led to a maximum payout. Awards were made to all executive officers under the 1999 Annual Bonus Plan.

   Under the Chairman's Award Program, the Chairman is also able to grant a total of $100,000 in individual discretionary awards to recognize significant contributions by selected executive officers and other management employees. In 1999 a total of $90,000 was granted to 11 employees, including an award of $15,000 to Charles L. Rescorla and $10,000 to Robert M. Mattison.

   The Executive Long Term Incentive Program is structured to align the interests of executive officers with those of all Graco shareholders. The Long Term Incentive Program for 1999 consisted of stock options granted to the executive officers. The number of stock options granted to each executive officer was determined using competitive data for comparably-sized durable goods manufacturers, as reflected in independent third-party long-term incentive surveys. These options were non-incentive stock options with a 10-year duration and a vesting schedule of 25 percent after two years, with 25 percent additional vesting after years three, four and five.

   Executive officers are eligible to participate in the employee benefit programs available to all Graco employees.

Compensation of the Chief Executive Officer

   James A. Earnshaw was named President and Chief Executive Officer on March 1, 1999. Mr. Earnshaw's base salary of $360,000 per year was established by the Committee using competitive salary survey data. These data were based on comparably sized durable goods manufacturing companies as published in independent third-party compensation surveys. As this was Mr. Earnshaw's initial year with the Company, his actual annual base salary was established in the lower half of the salary range for this position. This would enable the Committee to adjust his base salary in the future as warranted by Mr. Earnshaw's performance. Mr. Earnshaw earned an annual bonus for 1999 under the Annual Bonus Plan of $187,416, which represents 62 percent of his annual base salary. The maximum payout as a percent of base salary for Mr. Earnshaw was 80 percent. The 1999 bonus award was based upon the growth in net sales and net earnings of the Company. Sales of $442.5 million of 1999 represent a growth rate of 2.4 percent over sales in 1998. Net earnings of $59.3 million in 1999 represent a growth rate of 25.5 percent over net earnings in 1998. Mr. Earnshaw resigned his positions as President and Chief Executive Officer and as a director effective December 31, 1999.

   Mr. Aristides served as Chief Executive Officer of the Company until February 28, 1999 and Vice Chairman until December 29, 1999. The Committee, using competitive salary survey data, established Mr. Aristides' annualized base salary between January 1, 1999 and April 30, 1999 at $460,000. These data were based on comparably sized durable goods manufacturing companies as published in independent third-party compensation surveys. For the period after May 1, 1999 the Committee established Mr. Aristides' annualized base salary at $276,000, using competitive salary survey data as described above. Mr. Aristides earned a bonus for 1999 under the Executive Officer Annual Incentive Bonus Plan of $182,001. The maximum payout as a percent of base salary for Mr. Aristides from January 1, 1999 to April 1999 was 80 percent. The maximum payout as a percent of base salary from May 1, 1999 to December 29, 1999 was 60 percent. The 1999 bonus award made to Mr. Aristides was based upon the growth in net sales and net earnings of the Company. Sales of $442.5 million of 1999 represent a growth rate of 2.4 percent over sales in 1998. Net earnings of $59.3 million in 1999 represent a growth rate of 25.5 percent over net earnings in 1998.

                                             The Members of the Committee
                                                Ms. Martha A.M. Morfitt
                                                Mr. Lee Mitau
                                                Mr. Dale Olseth
                                                Mr. Jerald Scott
                                                Mr. William Van Dyke

Comparative Stock Performance Graph

   The graph below compares the cumulative total shareholder return on the common stock of the Company for the last five fiscal years with the cumulative total return of the S&P 500 Index and of the Dow Jones Factory Equipment Index over the same period (assuming the value of investment in Graco common stock and each index was 100 on December 30, 1994, and all dividends were reinvested).

                 Five Year* Cumulative Total Shareholder Return

[GRAPH - Table below lists data points included in graph]
                                                                   Dow Jones
Year            Graco Inc.              S&P 500                Factory Equipment
----            ----------              -------                -----------------
1994               100                    100                        100
1995               144                    137                        132
1996               180                    169                        134
1997               262                    226                        150
1998               291                    290                        120
1999               406                    351                        120

                                      *Fiscal Year Ended Last Friday in December

Summary Compensation Table

   The following table shows both annual and long-term compensation awarded to or earned by the Chief Executive Officers and the four most highly compensated executive officers of the Company whose total annual salary and bonus for 1999 exceeded $100,000.

                                                                             Long Term Compensation
                                 Annual Compensation                                 Awards
                     --------------------------------------------------     -------------------------
       (a)            (b)       (c)               (d)               (e)            (f)            (g)         (i)
                                                                  Other     Restricted     Securities   All Other
                                                                 Annual          Stock     Underlying     Compen-
Name and                     Salary             Bonus           Compen-       Award(s)       Options/      sation
Principal Position   Year       ($)<F1><F2>       ($)<F1><F3>sation ($)            ($)<F4>   SARs (#)<F4>     ($)<F5><F6>
-------------------  ----  --------          --------        ----------     ----------     ----------   ---------
George Aristides     1999  $406,876          $182,001                 0              0         40,000   $   4,800
Chief Executive      1998   432,106           290,233                 0              0         40,000       4,800
Officer              1997   402,102           262,965                 0     $1,164,375<F6>     60,000       3,467


James A. Earnshaw    1999   300,495           187,416                 0              0         90,000       1,800
Chief Executive      1998         0                 0                 0              0              0           0
Officer              1997         0                 0                 0              0              0           0


Charles L. Rescorla  1999   150,262            91,141                 0              0          7,500       4,800
Vice President,      1998   135,295            87,837                 0              0          5,000       4,800
Manufacturing &      1997   129,877            35,687                 0              0          4,500       3,412
Distribution
Operations


Roger L. King        1999   200,711            36,000                 0              0         10,000      37,040<F8>
Vice President and   1998   195,864           114,485           117,739<F7>          0         10,000      39,182<F8>
General Manager,     1997   187,788            59,901            28,501<F7>          0          7,500      40,971<F8>
European Operations


Dale D. Johnson      1999   160,287            76,234                 0              0         10,000       4,800
President and        1998   138,178            80,589                 0              0         10,000       4,800
Chief Operating      1997   111,586            46,660                 0              0          4,500       3,053
Officer


Robert M. Mattison   1999   150,639            75,281                 0              0          5,000       4,800
Vice President,      1998   146,864            73,908                 0              0          5,000       4,800
General Counsel and  1997   140,526            69,031                 0              0          7,500       3,464
Secretary

<F1>
(1) Deferred compensation is included in Salary and Bonus in the year earned.
<F2>
(2) In addition to base salary, the reported figure includes amounts attributable to the imputed value of the group term life insurance benefit for each of the named executive officers.
<F3>
(3) Bonus includes any awards under the Executive Officer Annual Incentive Bonus Plan, the Annual Bonus Plan and the Chairman's Award Program described in the Management Organization and Compensation Committee Report. Chairman's Awards for 1999 included a $15,000 award to Mr. Rescorla and a $10,000 award to Mr. Mattison. Mr. Johnson received $10,000 for 1998, Mr. Rescorla received $33,000 for 1998 and Mr. King received $25,000 for 1997 under the Chairman's Award Program.
<F4>
(4) On December 12, 1997, the Board of Directors approved a three-for-two stock split effective February 4, 1998, for shares outstanding on January 7, 1998. The number of restricted shares and options, as well as the exercise price for options, has been restated in this table and all subsequent tables to reflect the split.
<F5>
(5) The compensation reported includes the Company contributions under the Graco Employee Investment Plan (excluding employee contributions), plus Company contributions under the Graco Employee Stock Ownership Plan for 1997. The allocation of stock under the Graco Employee Stock Ownership Plan ended September 30, 1997, at which time the ten-year allocation term of the Plan expired. For 1999, the Company contribution accrued under the Graco Employee Investment Plan for each named executive officer was as follows: $4,800 for Mr. Aristides; $1,800 for Mr. Earnshaw; $4,800 for Mr. Rescorla, $4,800 for Mr. King; $4,800 for Mr. Johnson, and $4,800 for Mr. Mattison. The Company contribution under the Graco Employee Investment Plan increased January 1, 1998 to a dollar for dollar match up to the first 3% of employee contribution.
<F6>
(6) A restricted stock grant was made to Mr. Aristides on May 6, 1997, in the amount shown on the table. The vesting schedule was as follows: 15,000 shares vested on March 31, 1998, 22,500 shares vested on March 31, 1999, and 30,000 shares on December 27, 1999.
<F7>
(7) The reported figure represents a tax equalization payment, attributable to Mr. King's expatriate assignment.
<F8>
(8) The reported figure includes a goods and services cost differential provided to Mr. King as a result of his expatriate assignment.

Option Grants Table (Last Fiscal Year)

   The following table shows the stock options granted to the named executive officers during 1999, their exercise price and their grant date present value.

                                          Individual Grant                          Grant Date Value<F2>
                          ---------------------------------------------------       ----------------
(a)                               (b)            (c)         (d)          (e)                    (f)
                            Number of     % of Total
                           Securities        Options    Exercise                               Grant
                           Underlying     Granted to     or Base                                Date
                              Options   Employees in       Price   Expiration                Present
Name                      Granted (#)    Fiscal Year      ($/Sh)         Date              Value ($)
-------------------       -----------   ------------    --------   ----------       ----------------
George Aristides<F1>           40,000           8.8%    $  21.50     12/29/02       $        369,200
James A. Earnshaw              90,000          19.8%       21.31     06/30/00                830,700
Charles L. Rescorla<F1>         7,500           1.7%       21.50     02/22/09                 69,225
Roger L. King<F1>              10,000           2.2%       21.50     02/22/09                 92,300
Dale D. Johnson<F1>            10,000           2.2%       21.50     02/22/09                 92,300
Robert M. Mattison<F1>          5,000           1.1%       21.50     02/22/09                 46,150

<F1>
(1) Non-incentive stock options were granted on February 22, 1999, in the amounts shown on the table. The options may be exercised in equal installments over four years, beginning with the second anniversary date of the grant.
<F2>
(2) The Black-Scholes option pricing model has been used to determine the grant date present value. Annual volatility was calculated using monthly returns for 36 months prior to the grant date; the interest rate was set using U.S. Treasury securities of similar duration to the option period as of the grant date; and dividend yield was established as the yield on the grant date. A 10 percent discount for nontransferability and a 3 percent discount to reflect the possibility of forfeiture over a two-year period were applied. For grants expiring on February 22, 2009, the assumptions used in the model were annual volatility of 43.31 percent, interest rate of 5.07 percent, dividend yield of
1.80 percent, and time to exercise of 10 years.


Aggregated  Option Exercises  In  Last  Fiscal  Year  And Fiscal Year-End Option
Values

   The following table shows the value of outstanding in-the-money options at the end of the fiscal year for the named executive officers.


(a)                          (b)            (c)               (d)               (e)
                                                        Number of
                                                       Securities          Value of
                                                       Underlying       Unexercised
                                                      Unexercised      In-the-Money
                                                          Options           Options
                                                    at FY-End (#)     at FY-End ($)<F2>
                          Shares          Value
                     Acquired on       Realized      Exercisable/      Exercisable/
Name                Exercise (#)            ($)<F1> Unexercisable     Unexercisable
--------------------------------------------------------------------------------
George Aristides         170,343     $3,823,706         211,424/0  $    3,566,936/0
James A. Earnshaw              0              0          90,000/0  $    1,310,850/0
Charles L. Rescorla            0              0     16,425/15,875  $443,626/190,734
Roger L. King             41,875     $1,020,354     31,870/31,574  $803,084/434,029
Dale D. Johnson                0              0      6,675/20,875  $171,138/258,547
Robert M. Mattison             0              0     13,729/17,057  $342,271/222,876

<F1>
(1) "Value realized" is the difference between the closing price of the Company's common stock on the day of exercise and the option price of the options multiplied by the number of shares received.
<F2>
(2) "Value at fiscal year-end" is the difference between $35.875, the closing price of the Company's common stock on December 31, 1999, and the option price multiplied by the number of shares subject to option.

Change in Control and Termination Arrangements

   Each of the executive officers listed in the Summary Compensation Table, and certain other key executives of the Company, have entered into a change of control agreement with the Company (singularly "Agreement"; collectively the "Agreements"). The change of control period is defined to extend for two years from the date the Agreement is executed. Each year this period is automatically extended for one year so as to terminate two years from the annual anniversary date of the Agreement, unless the Company gives the executive notice that the Company does not wish to extend this period.

   A change of control is generally defined in the Agreements to have occurred if: (i) a person other than a trust person (as defined in the Agreement) acquires beneficial ownership of 25 percent or more of the Company's outstanding common stock, except acquisitions directly from the Company, by the Company, by a Company employee benefit plan, by the executive or a group of which he is a part, or by a person with beneficial ownership of shares under the Trust Under the Will of Clarissa L. Gray which equals or exceeds a certain percentage; or
(ii) members of the Incumbent Board (as defined in the Agreement) cease to be in the majority on the Board; or (iii) the shareholders approve a reorganization, merger, consolidation or statutory exchange of the Company's outstanding common stock, or approve a sale or other disposition of all or substantially all of the assets of the Company; or (iv) the shareholders approve a complete liquidation or dissolution of the Company.

   Each Agreement provides that for two years after a change of control there will be no adverse change in the executive's duties and responsibilities, compensation program, benefits or other circumstances, provided that nothing will restrict the right of the executive or the Company to terminate the employment of the executive. If the executive's employment is terminated by the Company for any reason other than for good cause, death, or disability, or by the executive for "good reason" (as defined in the Agreement), within two years following a change of control, the executive will be entitled to certain benefits. These benefits include a sum equivalent to the executive's base salary to the date of termination (to the extent not yet paid), a bonus calculated according to a formula (set forth in the Agreement) for the year in which the termination occurs, two times the executive's annual base salary, two times the midpoint between the maximum and minimum bonus for the fiscal year in which the termination occurs, and benefit coverage for a minimum of two years following the date of termination.

   The payments to which the employee is entitled are subject to reduction in the event the payments would constitute a parachute payment within the meaning of Section 280G of the Internal Revenue Code of 1989, as amended, (the "Code") or any successor provision, provided that the reduction does not exceed $25,000. If the reduction would exceed $25,000, there will be no reduction and the Company will make an additional payment to the executive in an amount that will put the executive in the same after-tax position as if no excise tax under the Code had been imposed.

   It is the practice of the Company to continue to provide base salary to selected executive officers whose employment is involuntarily terminated by the Company for a period of twelve months or until the officer secures other employment.

   Effective December 31, 1999, Mr. Earnshaw resigned his positions as President and Chief Executive Officer and as a director. To fulfill the terms of Mr. Earnshaw's employment agreement with the Company, Mr. Earnshaw and the Company entered into a separation agreement under which Mr. Earnshaw was paid a lump sum of $840,000 (two years base salary) and the stock options granted to Mr. Earnshaw on March 1, 1999 became immediately exercisable until June 30, 2000.

Retirement Arrangements

   The Company has an employee retirement plan which provides pension benefits for eligible regular, full- and part-time employees. Benefits under the Graco Employee Retirement Plan ("Retirement Plan") consist of a fixed benefit which is designed to provide retirement income at age 65 of 43.5 percent of average monthly compensation, less 18 percent of Social Security-covered compensation (calculated in a life annuity option) for an employee with 30 years of service. Average monthly compensation is defined as the average of the five consecutive highest years' salary during the last ten years of service, including base salary, Executive Officer Annual Incentive Bonus Plan awards, and Annual Bonus Plan awards, but excluding Executive Long Term Incentive Program awards. Benefits under the Retirement Plan vest upon five years of benefit service.

   Federal tax laws limit the annual benefits that may be paid from a tax-qualified plan such as the Retirement Plan. The Company has adopted an unfunded plan to provide benefits to retired executive officers impacted by the benefit limits, so that they will receive, in the aggregate, the benefits the executive would have been entitled to receive under the Retirement Plan had the limits imposed by the tax laws not been in effect. Effective January 1, 1999, the maximum annual pension payable to or on behalf of the executive under the unfunded plan will be equal to the difference between $170,000 and the benefits actually payable under the Retirement Plan when the limits imposed by the tax laws are applied.

   The following table shows the estimated aggregate annual benefits payable under the Graco Employee Retirement Plan and the unfunded plan for the earnings and years of service specified. The years of benefit service for the Chief Executive Officer and the executive officers listed in the Summary Compensation Table are: Mr. Aristides, 26 years; Mr. Rescorla, 11 years; Mr. King, 29 years; Mr. Johnson, 21 years; and Mr. Mattison, 7 years. Mr. Earnshaw did not vest under the terms of the Retirement Plan. A maximum of 30 years had previously been counted in the pension benefit calculation. For 1999 and subsequent years, the 30 year maximum has been eliminated.

                                  Estimated Aggregate Annual Retirement Benefit
                                  ---------------------------------------------


Final Average   5 Years    10 Years    15 Years    20 Years    25 Years    30 Years    35 Years    40 Years   45 Years
Compensation    Service     Service     Service     Service     Service     Service     Service     Service    Service
----------------------------------------------------------------------------------------------------------------------
$ 200,000       $13,508    $ 27,016    $ 40,525    $ 54,033    $ 67,541    $ 81,049    $ 94,557    $108,066   $121,574
  300,000        20,758      41,516      62,275      83,033     103,791     124,549     145,307     166,066    170,000
  400,000        28,008      56,016      84,025     112,033     140,041     168,049     170,000     170,000    170,000
  500,000        35,258      70,516     105,775     141,033     170,000     170,000     170,000     170,000    170,000
  600,000        42,508      85,016     127,525     170,000     170,000     170,000     170,000     170,000    170,000
  700,000        49,758      99,516     149,275     170,000     170,000     170,000     170,000     170,000    170,000
  800,000        57,008     114,016     170,000     170,000     170,000     170,000     170,000     170,000    170,000


   Prior to December 31, 1996, the Company entered into deferred compensation agreements with selected executive officers, including certain named executives in the Summary Compensation Table. These agreements provide for the payment per year of $10,000 in deferred compensation to the officer for ten years after retirement, or to a beneficiary in the event of death prior to the expiration of the ten year period. These agreements also include provisions for non-competition and the payment of $5,000 per year in the event the officer becomes disabled prior to age 65. The $5,000 per year disability payments cease upon the attainment of age 65. Deferred compensation agreements remain in effect for Mr. Mattison and Mr. Aristides.

Directors' Fees

   During 1999, the Company paid each director, except directors who also served as officers, an annual retainer of $15,000, plus a meeting fee of $900 for each Board meeting and $700 for each Committee meeting attended. Upon cessation of service, nonemployee directors who have served for five full years will receive quarterly payments for five years at a rate equal to the director's annual retainer in effect on the director's last day of service on the Board.

   In 1994, shareholders approved a Nonemployee Director Stock Plan. Under this Plan, a nonemployee director may elect to receive all or part of the director's annual retainer in the form of shares of the Company's common stock instead of cash. In September 1997, the Plan was amended to create a deferred stock account alternative for the deferral of the annual retainer. This alternative provides for the crediting of shares of common stock to a deferred stock account held by a trustee in the name of the nonemployee director. Dividends paid on the common stock, held in the deferred accounts, will be credited to the accounts at the time of payment. In June 1999, the Plan was amended to allow nonemployee directors to defer all or part of the meeting fees as well as the annual retainer. Participating directors may elect to receive payment from their deferred stock account in a lump sum or installments. Payments, whether in a lump sum or by installments, shall be made in shares of common stock, plus cash in lieu of any fractional share. Seven directors have elected to defer all or part of their annual retainer and/or meeting fees into the deferred stock accounts established under this Plan.

   In 1996, shareholders approved a Nonemployee Director Stock Option Plan. Under this Plan, nonemployee directors receive an initial option grant of 3,000 shares upon first appointment or election and an annual option grant of 2,250 shares on the date of the Company's Annual Shareholders Meeting. Options granted under the Plan are non-statutory, have a ten-year duration and may be exercised in equal installments over four years, beginning with the first anniversary date of the grant. The option exercise price is the fair market value on the date of grant.

Certain Business Relationships

   Mr. Mitau, who has been a director of Graco since 1990, is Executive Vice President-Corporate Development, General Counsel and Secretary of U.S. Bancorp, a bank holding company. U.S. Bank National Association is the lead bank in a syndicate of ten banks with which the Company entered into a five-year $190,000,000 reducing revolving credit facility. The July 2, 1998 repurchase of 5,800,000 shares of the Company's common stock from the Company's largest shareholder, the Trust under the Will of Clarissa L. Gray, was financed in part by an initial borrowing of $158,000,000 under this credit facility, $56,000,000 of which remained outstanding as of March 3, 2000. For further information see footnote F to the Company's financial statements in its Annual Report to shareholders for fiscal year 1999.

BENEFICIAL OWNERSHIP OF SHARES

   The following information, furnished as of March 3, 2000, indicates beneficial ownership of the common shares of the Company by each director, each nominee for election as director, the executive officers listed in the Summary Compensation Table who are still executive officers on that date, and by all directors and executive officers as a group. Except as otherwise indicated, the persons listed have sole voting and investment power.

                                                                      Percent of
                                Amount and Nature of                Common Stock
Name of Beneficial Owner        Beneficial Ownership<F1><F2>        Outstanding*
--------------------------------------------------------------------------------
G. Aristides<F4>                             176,940
R. O. Baukol                                   9,926
R.G. Bohn                                          0
W.J. Carroll                                     264
D. D. Johnson                                 12,888
D. A. Koch<F3><F4><F5>                     1,542,987                        7.6%
R. M. Mattison<F4>                            32,100
L. R. Mitau                                    8,726
M. A.M. Morfitt<F4>                            7,493
D. R. Olseth                                  23,255
C. L. Rescorla<F4>                            30,607
J. L. Scott                                    4,436
W. G. Van Dyke                                 7,500

All directors and
executive officers as a
group (19 persons)<F3><F4><F5><F6>         1,973,698                        9.7%

* Less than one 1 percent, if no percentage is given.
[FN]
<F1>
(1) All share data reflects the three-for-two stock split effective February 4, 1998.
<F2>
(2) Includes 210,735 shares with respect to which executive officers have a right, as of May 2, 2000, to acquire beneficial ownership upon the exercise of vested stock options.
<F3>
(3) Includes the following shares owned by spouses of directors and named executive officers as to which the director or executive officer may be deemed to share voting and investment power: Mr. Koch, 52,491 shares.
<F4>
(4) Excludes the following shares as to which beneficial ownership is disclaimed: (i) 542,782 shares owned by the Graco Employee Retirement Plan, as to which Messrs. Aristides, Koch, Ms. Morfitt and certain executive officers of the Company share voting and investment power as members of the Company's Investment Committee; (ii) 23,393 shares held by The Graco Foundation; and (iii) 222,500 shares held by the Greycoach Foundation. With respect to (ii) and (iii), Mr. Koch shares voting and investment power as a director.
<F5>
(5) Includes 993,642 shares held by the Clarissa L. Gray Trust, of which Mr. Koch's wife, Barbara Gray Koch, and their children are the beneficiaries and as to which Mr. Koch shares voting and investment power as trustee. See "Principal Shareholders."
<F6>
(6) If the shares referred to in footnote 3 above, as to which one or more directors and designated executive officers share voting power, were included, the number of shares beneficially owned by all directors, nominees for election as director and executive officers would be 2,762,373 shares, or 13.5 percent of the outstanding shares.

Principal Shareholders

   The following table identifies each person or group known to the Company to beneficially own as of March 3, 2000, more than 5 percent of the outstanding common shares of the Company, the only class of security entitled to vote at the Annual Meeting.

                                                    Beneficial           Percent
                                                     Ownership          of Class
--------------------------------------------------------------------------------

Trust under the Will of Clarissa L. Gray,
   and David A. Koch<F1><F2>                  1,542,987 shares              7.6%

Ariel Capital Management, Inc.<F3>            1,791,330 shares              8.8%

[FN]
<F1>
(1) Includes 993,642 shares owned by the Clarissa L. Gray Trust. Mr. Koch is one of the trustees of the Trust and the beneficiaries of the Trust are Mrs. Koch and their children. The other trustees are Paul M. Torgerson, a partner at Dorsey & Whitney LLP, Minneapolis, Minnesota, and US Bancorp of South Dakota, N.A., Sioux Falls, South Dakota. The Trustees share voting and dispositive power. Includes 519,519 shares owned by David A. Koch or Mrs. Koch. Includes 29,826 shares with respect to which Mr. Koch has a right, as of May 2, 2000, to acquire beneficial ownership upon the exercise of vested stock options.
<F2>
(2) Excludes the following shares as to which beneficial ownership is disclaimed: (i) 542,782 shares owned by the Graco Employee Retirement Plan, as to which Messrs. Aristides, Koch, Ms. Morfitt and certain executive officers of the Company share voting and investment power as members of the Company's Investment Committee; (ii) 23,393 shares held by The Graco Foundation; and (iii) 222,500 shares held by the Greycoach Foundation. With respect to (ii) and (iii), Mr. Koch shares voting and investment power as a director.
<F3>
(3) Based on information included in a Schedule 13G filed on December 31, 1999.

Section 16(a) Beneficial Ownership Reporting Compliance

   The Company's executive officers, directors and 10 percent shareholders are required under the Securities Exchange Act of 1934 and regulations promulgated thereunder to file initial reports of ownership of the Company's securities and reports of changes in that ownership with the Securities and Exchange Commission. Copies of these reports must also be provided to the Company.

   Based upon its review of the reports and any amendments made thereto furnished to the Company, or written representations that no reports were required, the Company believes that all reports were filed on a timely basis by reporting persons during and with respect to 1999, except for an inadvertent late filing by Jerald L. Scott who purchased 1,000 shares in March, 1999.

                                   PROPOSAL 2

PROPOSAL  TO  ADOPT  AN   AMENDMENT  TO  THE   COMPANY'S  RESTATED  ARTICLES  OF
INCORPORATION

   On February 25, 2000, the Company's Board of Directors adopted a resolution deleting Article 3 from the Company's Restated Articles of Incorporation (the "Amendment"). The Amendment would leave the matters currently subject to Article 3 to regulation by various provisions of the Minnesota Business Corporation Act, Chapter 302A of the Minnesota Statutes (the "Act"). Shareholders must approve this Amendment to the Company's Restated Articles of Incorporation.

   At present, Article 3 of the Company's Restated Articles of Incorporation limits the ability of the Company's Board of Directors (the "Board") to authorize any sale, lease or other transfer of all or substantially all of the property and assets of the Company without shareholder approval. Elimination of
Article 3 would cause the provisions of Section 302A.661 of the Act to be applicable to Graco.

   Subdivision 1 of Section 302A.661 of the Act permits the Board, without shareholder approval, to sell, lease, transfer or otherwise dispose of all or substantially all of the Company's property and assets only in the usual and regular course of the Company's business, and also permits the transfer of all or substantially all of the Company's property and assets to a wholly-owned subsidiary of the Company.

   The proposed Amendment would permit action by the Board of Directors under Subdivision 1 of Section 302A.661. Shareholder approval would still be required for the transfer of all or substantially all of the Company's property and assets other than those allowed by Subdivision 1. Subdivision 2 of Section 302A.661 specifically requires shareholder approval of any sale, lease, transfer or other disposal of all or substantially all of the Company's property and assets that is not in the usual and regular course of the Company's business. In addition, Article 6 of the Company's Restated Articles of Incorporation would still require a two-thirds affirmative vote by the Company's shareholders to approve certain mergers, sales of assets and similar transactions with a shareholder owning 15% or more of the company's outstanding stock. Business combinations involving the Company and an interested shareholder must satisfy certain minimum price terms unless approved by either a majority of the directors who are unaffiliated with the interested shareholder or two-thirds of the voting power of the Company's outstanding stock. The Amendment would not affect the provisions of Article 6.

   The Board believes that the proposed Amendment would give the Board greater flexibility in the management of the Company's business and financial affairs. Without the full authority permitted in Section 302A.661 of the Act, the Board is restricted in its ability to deal with certain situations that may present themselves to the Company. The Amendment would enable the Board to act when prompt action would be desirable. For example, the Board might wish to create a business structure involving the transfer of all or substantially all of the Company's property to wholly-owned subsidiaries to enhance the Company's overall financial, commercial or tax position.

   On February 25, 2000, the Board of Directors authorized the creation of a wholly-owned subsidiary of Graco Inc. under Minnesota law. In the event that shareholders approve the Amendment at the Company's Annual Meeting on May 2, 2000, it is the intent of the Board to transfer a large portion of the assets and property of the Company to this wholly-owned subsidiary. As consideration for the transfer, the subsidiary will issue stock to Graco Inc. In light of the recent expansion of the Company's distribution channels and with the prospect of increased business activity in all states, the Board has determined that a restructuring as indicated would optimize the Company's commercial position and augment its tax planning opportunities.

VOTE REQUIRED

   The affirmative vote of the holders of a majority of the shares of common stock present and entitled to vote at the Annual Meeting of Shareholders is required to approve the Amendment to delete Article 3 from the Company's Restated Articles of Incorporation.

   The Board of Directors recommends a vote FOR the approval of the Amendment to delete Article 3 as being in the best interests of the Company and its shareholders.

                                   PROPOSAL 3

PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT PUBLIC AUDITORS

   Deloitte & Touche LLP has acted as independent auditors for the Company since 1962. The Board of Directors recommends ratification of the selection of Deloitte & Touche LLP as independent auditors for the current year. If the shareholders do not ratify the selection of Deloitte & Touche LLP, the selection of the independent auditors will be reconsidered by the Board of Directors. A representative of Deloitte & Touche LLP will be present at the meeting and will have the opportunity to make a statement if so desired and be available to respond to any shareholder questions.

OTHER MATTERS

   The Board of Directors is not aware of any matter, other than those stated above, which will or may properly be presented for action at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares represented by such proxies in accordance with their best judgment.

SHAREHOLDER PROPOSALS

   The Company did not receive a request from any shareholder that a matter be submitted to a vote at the 2000 Annual Meeting. Any shareholder wishing to have a matter considered for inclusion in the proxy statement for the Annual Meeting in the year 2001 must submit such proposal in writing to the Secretary of the Company at the address shown on page 1 of this statement no later than December 1, 2000.

   The persons named as proxies intend to exercise their discretionary authority to vote as they deem in the best interests of the Company on any shareholder proposal submitted at the Annual Meeting in year 2001 if the Company has not received advance written notice of the matter from the proponent by February 2, 2001.

   YOU ARE RESPECTFULLY REQUESTED TO EXERCISE YOUR RIGHT TO VOTE. YOU MAY DO SO BY CALLING OUR TOLL-FREE TELEPHONE VOTE NUMBER (1-800-240-6326) AND FOLLOWING THE VOICE INSTRUCTIONS OR BY FILLING IN AND SIGNING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ENVELOPE ENCLOSED FOR YOUR CONVENIENCE. In the event that you attend the meeting, you may revoke your proxy (either given by telephone or by mail) and vote your shares in person if you wish.

For the Board of Directors

/s/Robert M. Mattison
Robert M. Mattison
Secretary

Dated:  March 30, 2000


   (C) 2000 Graco Inc. 3/00 6.5M Printed in U.S.A.


       NOTE: New telephone voting number available - call 1-800-240-6326.

                                     [MAP]



                                   GRACO INC.

                         ANNUAL MEETING OF SHAREHOLDERS

                              Tuesday, May 2, 2000

                                   1: 00 p.m.

                        Russell J. Gray Technical Center

                               88-11th Avenue N.E.

                          Minneapolis, Minnesota 55413

                                     [LOGO]

GRACO INC.
4050 Olson Memorial Highway
Golden Valley, Minnesota  55422

This Proxy is Solicited by the Board of Directors for use at the Graco Inc. Annual Meeting on Tuesday, May 2, 2000.

The shares of common stock of Graco Inc. which you were entitled to vote on March 3, 2000, will be voted as you specify on this card.

By signing this proxy, you revoke all prior proxies and appoint George Aristides and Mark W. Sheahan as Proxies, each with full power of substitution, to vote your shares as specified on the reverse side and at their discretion on any other matter which may properly come before the Annual Meeting or any adjournment thereof.

TO VOTE BY TELEPHONE - TOLL FREE - 1-800-240-6326 - QUICK *** EASY *** IMMEDIATE

Your telephone vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

o  Have your proxy card in hand.
o Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. on May 1, 2000.
o You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which appear in the box in the upper right hand corner.

Option 1: To vote as the Graco Board recommends on ALL proposals, press 1.

          When asked, please confirm by pressing 1.

Option 2: To vote on each Proposal separately, press 0. (You will then hear these instructions:)

Proposal 1: to vote FOR ALL nominees, press 1
            to WITHHOLD from all nominees, press 9
            to WITHHOLD FROM AN  INDIVIDUAL NOMINEE,  press 0 and  listen to the instructions.

Proposal 2: to vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0

Proposal 3: to vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0


          When asked, please confirm your vote by pressing 1.

If you plan to attend the annual meeting, press 1; if not press 0


TO VOTE BY MAIL

If you do not vote by telephone, mark, sign and date your proxy card and return the card in the postage-paid envelope provided (Graco Inc., c/o Shareowner Services,SM P.O. Box 64873, St. Paul, MN 55164-0873).


          If you vote by telephone, please do not mail your Proxy Card


Item 1.     Election of Directors         __ FOR ALL       __ WITHHOLD FOR ALL

            NOMINEES:      George Aristides       Robert G. Bohn

                           Ronald O. Baukol       William J. Carroll


     (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above)

Item 2. Adoption of an amendment to the Company's Restated Articles of Incorporation

            __ FOR                  __ AGAINST              __ ABSTAIN

Item 3. Ratification of Appointment of Deloitte & Touche LLP as Independent Auditors

            __ FOR              __ AGAINST                 __ ABSTAIN

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. A properly executed proxy will be voted in the manner directed by the person(s) signing below. If you make no choice, your proxy will be voted "FOR" Items 1, 2, and 3.

Please sign exactly as your name(s) appears at left. In the case of joint owners, each should sign. If signing as executor, trustee, guardian or in any other representative capacity or as an officer of a corporation, please indicate your full title.

                                          Dated:_________________________ , 2000


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                                          Signature

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                                          Signature